UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2016

 AKARI THERAPEUTICS, PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-36288	98-1034922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 West 40th Street, 8th Floor New York, New York 10018
(Address of Principal Executive Offices and zip code)

Registrant’s telephone number, including area code (646) 350-0702

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d)

Effective April 20, 2016, the Board of Directors (the “Board”) of Akari Therapeutics, Plc (the “Company”) appointed David Byrne to serve as a Class A director until the 2016 annual meeting of the Company’s shareholders.

There are no arrangements or understandings between Mr. Byrne and any other person pursuant to which Mr. Byrne was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Byrne has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Byrne has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

On April 22, 2016, the Board granted to Mr. Byrne, under the Amended and Restated Non-Employee Director Compensation Policy (effective as of November 19, 2015) and pursuant to the terms of the 2014 Equity Incentive Plan, as a newly appointed director, an option to purchase 1,300,000 of the Company’s ordinary shares, par value £0.01, at an exercise price equal to the fair market value of the Company’s ordinary shares on the date of grant, for his services as a non-executive director of the Company, such options shall vest ratably over three years in three equal installments on the anniversary date of grant beginning on the first anniversary, subject to Mr. Byrne’s continued service on the Board. Additionally, if Mr. Byrne is elected at the 2016 annual meeting of the Company’s shareholders, then on the date of the first meeting of the Board of Directors held following the Company’s annual meeting of shareholders, Mr. Byrne is entitled to receive an annual option to purchase 1,300,000 of the Company’s ordinary shares, par value £0.01, at an exercise price equal to the fair market value of the Company’s ordinary shares on the date of grant, for his services as a non-executive director of the Company, such options shall vest on the anniversary date of grant, subject to Mr. Byrne’s continued service on the Board.

In addition, Mr. Byrne is entitled to receive an annual fee of $36,000 for his services as a non-executive director of the Company, which will be pro-rated for his term ending on the date of the 2016 annual meeting of the Company’s shareholders. Mr. Byrne will also be reimbursed for certain customary business expenses in connection with attending the Board meetings. Mr. Byrne will also serve as a member of the Audit Committee of the Board and is entitled to an annual fee of $5,000 for his services as a member of such committee, which will be pro-rated for his term ending on the date of the 2016 annual meeting of the Company’s shareholders.

Effective April 20, 2016, Stuart Ungar, M.D. was no longer a member of the Audit Committee; Mr. Byrne serves on the Audit Committee as his successor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKARI THERAPEUTICS, PLC

By:	/s/ Robert M. Shaw
Name:	Robert M. Shaw
Title:	General Counsel and Secretary

Date: April 26, 2016